UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):                     January 28, 2008

Merrill Lynch & Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York	10080

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 449-1000

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1: FORM OF RETENTION GRANT

Item 1.01 Entry into a Material Definitive Agreement
On January 28, 2008, the Management Development and Compensation Committee of the Board of Directors (“MDCC”) of Merrill Lynch & Co., Inc. (“Merrill Lynch” or the “Company”) determined that the Company will not pay bonuses to executive officers for performance in 2007. The Board of Directors ratified this determination in accordance with its normal practice.
The MDCC also determined that the Company should make retention stock option grants to certain executive officers remaining with the Company in order to promote the continuity of the management team as they continue to navigate through challenging market conditions in 2008. The performance features of the grants are designed to integrate existing and new members of management into a cohesive executive team strongly aligned with the future financial interests of shareholders. The Committee determined that stock options were the most appropriate vehicle for providing a forward looking incentive and that the grants should have significant performance features, similar to the stock option grants made to John A. Thain, Chairman and CEO, and Nelson Chai, Executive Vice President and Chief Financial Officer, when they joined Merrill Lynch.
To ensure significant retention value, the grants will not be exercisable and will not be subject to retirement treatment prior to January 28, 2010. One third of the stock options granted will become exercisable on or after January 28, 2010. The remaining two-thirds of stock options granted will become exercisable on or after that date only if specified stock price targets are achieved at any time after the grant date as follows: (A) one third of the total grant will become exercisable if the average closing price of Merrill Lynch common stock over any 15-day trading period reaches $80.00 per share and (B) the last third of the total grant will become exercisable if the average closing price of Merrill Lynch common stock over any 15-day trading period reaches $100.00 per share. The exercise price of all of the stock options is $55.593, the fair market value of Merrill Lynch’s common stock on January 28, 2008, the date of grant.
The grants will be subject to retirement treatment after January 28, 2010, subject to applicable age and length of service requirements and continued compliance with non-competition and other covenants. In addition, if the executive is terminated by the Company without cause, he or she will be entitled to retain the grants, subject to the same covenants. However, the timing and terms of exercise will remain the same, including the stock price hurdles applicable to the performance tranches.
The number of retention stock options awarded to each executive are as follows:

Options
Gregory J. Fleming, President and COO	1,187,200
Robert J. McCann, Vice Chairman, President Global Wealth Management	971,346
Rosemary T. Berkery, Vice Chairman and General Counsel	593,600
The previously announced sign-on arrangements for Mr. Thain and Mr. Chai were not affected by the MDCC’s actions.

9.01. Financial Statements and Exhibits
     (d) Exhibits

10.1	Form of Retention Grant

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC.

(Registrant)

By:	/s/ Judith A. Witterschein

Judith A. Witterschein
Corporate Secretary
Date: January 30, 2008

EXHIBIT INDEX

10.1	Form of Retention Grant